UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2024, PharmaCyte Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with MyMD Pharmaceuticals, Inc. (“MyMD”), pursuant to which it agreed to purchase from MyMD (i) shares of MyMD’s newly designated Series G Convertible Preferred Stock (the “MyMD Preferred Shares”), convertible into 3,854,626 shares of MyMD’s common stock, par value $0.001 per share (the “MyMD Common Shares”), (ii) warrants to purchase up to 3,854,626 MyMD Common Shares with a five-year term (the “Long-Term Warrants”) and (iii) warrants to purchase up to 3,854,626 MyMD Common Shares with an 18-month term (the “Short-Term Warrants” and, together with the Long-Term Warrants, the “Warrants”) for an aggregate purchase price of $7,000,000 (the purchase of the MyMD Preferred Shares, the Long-Term Warrants and the Short-Term Warrants, the “Transaction”). The closing of the Transaction is expected to occur on May 23, 2024, subject to the satisfaction of customary closing conditions (the “Closing”).

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Pursuant to the Purchase Agreement, the Company has the right to participate in future sales of MyMD’s equity and equity-linked securities until the second anniversary of the Closing or the date on which no MyMD Preferred Shares remain outstanding, whichever is earlier. Additionally, the Company has the right to nominate one individual to serve on MyMD’s board of directors until the Company no longer beneficially owns 20% of MyMD’s common stock on an as-converted basis. MyMD also agreed to cooperate with the Company in connection with (i) establishing a 10b5-1 sales program for the Company’s MyMD Common Shares and (ii) preparing pro forma financial statements in connection with the Transaction.

The Preferred Shares

The terms of the MyMD Preferred Shares are as set forth a certificate of designations (the “Certificate of Designations”), which MyMD filed with the Secretary of State for the State of Delaware on May 21, 2024. The MyMD Preferred Shares will be convertible into MyMD Common Shares (the “Conversion Shares”) at the election of the Company at any time at an initial conversion price of $1.816 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of MyMD Common Shares, or securities convertible, exercisable or exchangeable for MyMD Common Shares, at a price below the then-applicable Conversion Price (subject to certain exceptions). At any time after the issuance date of the MyMD Preferred Shares, MyMD has the option to redeem in cash all or any portion of the outstanding MyMD Preferred Shares then outstanding at a premium upon notice to the Company.

Pursuant to the Certificate of Designations, the Company will be entitled to dividends of 10% per annum, compounded monthly, which will be payable in cash or in MyMD Common Shares at the Company’s option. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the MyMD Preferred Shares will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the Company is also entitled to receive a dividend make-whole payment. The Company will be entitled to vote with holders of the MyMD Common Shares on as as-converted basis, with the number of votes to which the Company is entitled to be calculated assuming a conversion price of $2.253 per share. MyMD’s ability to settle conversions and make dividend make-whole payments by issuing MyMD Common Shares is subject to certain limitations set forth in the Certificate of Designations.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the failure by MyMD to file and maintain an effective registration statement covering the sale of the securities registrable pursuant to the Registration Rights Agreement (as defined below) and the failure by MyMD to pay any amounts to the Company when due. In connection with a Triggering Event, the Company will be able to require MyMD to redeem in cash any or all of its MyMD Preferred Shares at a premium set forth in the Certificate of Designations.

MyMD will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

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The Warrants

The Long-Term Warrants are exercisable for MyMD Common Shares (the “Long-Term Warrant Shares”) immediately, at an exercise price of $1.816 per share and expire five years from the date of issuance. The Short-Term Warrants are exercisable for MyMD Common Shares (the “Short-Term Warrant Shares” and, together with the Long-Term Warrant Shares, the “Warrant Shares”) immediately, at an exercise price of $1.816 per share and expire 18 months from the date of issuance. The exercise price of each Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of MyMD Common Shares or securities convertible, exercisable or exchangeable for MyMD Common Shares at a price below the then-applicable exercise price (subject to certain exceptions).

Registration Rights

The MyMD Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended. The Company and MyMD entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which MyMD will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale 200% of the Conversion Shares and the Warrant Shares within 30 calendar days after Closing, and to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement).

The foregoing descriptions of the Purchase Agreement, the Certificate of Designations, the Long-Term Warrants, the Short-Term Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Certificate of Designations, the Long-Term Warrants, the Short-Term Warrants and the Registration Rights Agreement, forms of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

On May 21, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a) The Company will file with the SEC any financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K within 71 days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(b) The Company will file with the SEC any pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K within 71 days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(d) Exhibits

Exhibit	Description
10.1*	Securities Purchase Agreement, dated May 20, by and among PharmaCyte Biotech, Inc. and MyMD Pharmaceuticals, Inc.
10.2	Form of Certificate of Designations of Series G Convertible Preferred Stock of MyMD Pharmaceuticals, Inc.
10.3	Form of Long-Term Warrant of MyMD Pharmaceuticals, Inc.
10.4	Form of Short-Term Warrant of MyMD Pharmaceuticals, Inc.
10.5	Registration Rights Agreement, dated May 20, by and among PharmaCyte Biotech, Inc. and MyMD Pharmaceuticals, Inc.
99.1	Press Release, dated May 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(10) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2024	PHARMACYTE BIOTECH, INC.

	By:	/s/ Carlos Trujillo
	Name:	Carlos Trujillo
	Title:	Chief Financial Officer

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